UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

Amendment No. 1

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 18, 2012
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On May 18, 2012, First Niagara Bank, N.A (the “Bank”), the wholly-owned subsidiary of First Niagara Financial Group, Inc. (“First Niagara” or the “Company”) acquired more than 100 branches from HSBC Bank USA, National Association (“HSBC”) and its affiliates (the “HSBC Branch Acquisition”), as contemplated by the previously announced Purchase and Assumption Agreement by and between the Bank, HSBC, HSBC Securities (USA) Inc. and HSBC Technology and Services (USA) Inc., dated as of July 30, 2011, as amended and restated as of May 17, 2012 (as amended and restated, the “Purchase Agreement”). As part of the transaction, the Bank acquired $9.8 billion of net deposits and $1.6 billion of net performing loans. The preliminary purchase price, net of estimated premiums receivable of $130 million by the Bank upon closing of the assignments from HSBC to KeyBank, N.A., Five Star Bank, and Community Bank System, Inc., was $764 million, subject to final closing adjustments.

This current report on Form 8-K/A is being filed to amend the initial report on Form 8-K filed with the Securities and Exchange Commission by First Niagara on May 24, 2012 for purposes of including the financial information required by Item 9.01 of Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
The acquisition of the HSBC branches and related deposits and loans does not represent the acquisition of a business that has continuity both before and after the acquisition, and therefore historical financial statements of the acquired branches are not required.

(b) Pro Forma Financial Information.
Pro forma income statement information is not presented because the acquisition of the HSBC branches does not represent the acquisition of a business that has continuity both before and after the acquisition.

Following is the unaudited Consolidated Condensed Statement of Financial Condition of the Company as of June 30, 2012 which contains the effects of the HSBC Branch Acquisition (in thousands).

June 30, 2012
ASSETS

Cash and cash equivalents	$488,227
Investment securities:
Available for sale, at fair value (amortized cost of $9,720,805)	9,937,271
Held to maturity, at amortized cost (fair value of $1,533,266)	1,463,872
Federal Home Loan Bank and Federal Reserve Bank common stock,
at amortized cost and fair value	329,555
Loans held for sale	101,596
Loans and leases (net of allowance for loan losses of $138,516)	18,625,000
Bank owned life insurance	397,739
Premises and equipment, net	380,611
Goodwill	2,471,749
Core deposit and other intangibles, net	159,856
Other assets	750,280
Total assets	$35,105,756

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$27,896,987
Short-term borrowings	958,044
Long-term borrowings	732,263
Other	700,249

30,287,543
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
Series B, noncumulative perpetual preferred stock, $25 liquidation preference;
14,000,000 issued	338,002
Common stock, $0.01 par value, 500,000,000 shares authorized; 336,002,045 shares issued	3,660
Additional paid-in capital	4,223,851
Retained earnings	351,015
Accumulated other comprehensive income	103,920
Common stock held by employee stock ownership plan, 2,267,527 shares	(18,443)
Treasury stock, at cost, 13,336,999 shares	(183,792)

Total stockholders' equity	4,818,213

Total liabilities and stockholders' equity	$35,105,756

Set forth below is a narrative description of the loans acquired and deposits assumed in the acquisition of the branches as well as the anticipated effects of the acquisition on the Company’s consolidated financial condition and results of operation.

The Bank acquired performing loans with a principal balance of $1.6 billion. The following table presents the composition of the principal balance of the loans acquired (prior to the application of fair value purchase accounting adjustments) by the Bank in connection with the HSBC Branch Acquisition by type and includes estimated weighted average contractual interest rate.

	May 18, 2012
	Balance	Rate
	(in thousands)
Commercial:
Real estate	$177,483	5.8%
Business (1)	173,507	4.7
Total commercial	350,990	5.3

Consumer:
Residential	326,607	4.9
Home equity	586,539	4.0
Other consumer (2)	370,911	11.6
Total consumer	1,284,057	6.6

Total loans	$1,635,047	6.3%

(1) Includes $25 million of credit cards.
(2) Includes $278 million of credit cards.

The Bank has assumed net deposit liabilities with a contractual balance of approximately $9.8 billion from HSBC, including certificates of deposit, interest-bearing savings and checking accounts, money market accounts and noninterest-bearing accounts.

The following table provides information regarding the contractual balance of deposits assumed by the Bank in connection with the HSBC Branch Acquisition, as of May 18, 2012, with estimated weighted average contractual interest rate information.

	Balance	Rate
	(in thousands)
Core deposits:
Savings	$1,644,020	0.50%
Interest-bearing checking	1,449,352	0.07
Money market deposits	4,478,240	0.33
Noninterest-bearing	1,469,309	—
Total core deposits	9,040,921	0.11
Certificates of deposit	808,606	0.61

Total deposits	$9,849,527	0.29%

The following discussion represents our current assessment of the incremental impact of the HSBC Branch Acquisition on our operating performance. Numerous factors, including factors outside our control (such as the general level of interest rates and both national and regional economic conditions), may significantly alter the effects described below. As such, there can be no assurance that the effects of the HSBC Branch Acquisition will meet our expectations.

Net Interest Income. We acquired loans of $1.6 billion, net deposits of $9.8 billion, and net cash of $7.4 billion in the HSBC Branch Acquisition. The cash received was primarily used to pay down wholesale borrowings, including those used to purchase investment securities in advance of the HSBC Branch
Acquisition. Pro-forma for the HSBC Branch transaction, we expect net interest margin in the second half of 2012 to be between 3.5% and 3.6% on average earning assets of at least $31 billion.

Provision for Credit Losses. Since we will record all acquired loans at their fair value on the acquisition date, we expect future additions to our acquired allowance for credit losses related to such loans will be minimal for the foreseeable future to the extent that the estimates of fair value are accurate. However, given the revolving nature of the approximately $300 million credit card portfolio, which we expect to fully turn over during the first 12 months after acquisition, we expect that we will need to provide an allowance for loan losses on this portfolio in the future. Our current estimate, based on our existing methodology for computing the allowance for loan losses, is approximately $2.5 million per quarter over the next year. At closing, under the terms of the Purchase Agreement, the Bank did not receive any loans that were 60 days or more delinquent.
Noninterest Income. We expect that noninterest income in the second half of 2012 will be approximately $185 million, including $40 million to $45 million related to the HSBC branches. Additional opportunities exist for further improvements in noninterest income through improved penetration for insurance sales, investment product sales, employee benefits consulting and lending activities.

Noninterest Expense. We expect that operating noninterest expenses in the second half of 2012, excluding merger and integration expenses related to the HSBC Branch Acquisition, will be approximately $470 million, including $95 million to $100 million related to the HSBC branches. This amount includes $18 million of intangible amortization related to the HSBC Branch Acquisition.
We recognized a $41 million core deposit intangible, $6 million wealth management intangible, and $34 million purchased credit card relationships intangible resulting from the HSBC Branch Acquisition. The core deposit intangible will be amortized utilizing an accelerated method over a period of approximately three years for GAAP purposes and the straight-line method over fifteen years for tax purposes. The amortization of the core deposit intangible is estimated to be $27 million in the first 12 months following the HSBC Branch Acquisition. The wealth management and purchased credit card relationships intangibles will be amortized utilizing an accelerated method of ten years and the amortization is estimated to be $2 million and $7 million, respectively, in the first 12 months following the HSBC Branch Acquisition.
We incurred $149 million of pre-tax merger and integration expenses through June 30, 2012 and expect to incur an additional $20 million to $25 million during the second half of 2012.
Income Taxes. Including the HSBC branch transaction, we expect the Company's effective tax rate in the second half of 2012 to range between 33% and 34%. The $766 million in goodwill generated by the transaction will be deducted and amortized for tax purposes over 15 years utilizing the straight line method.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.     Description
99.1         Purchase and Assumption Agreement, dated July 30, 2011, by and among HSBC Bank USA, National Association, HSBC Securities (USA) Inc., HSBC Technology & Services (USA) Inc. and First Niagara Bank, N.A., as amended as restated as of May 17, 2012, incorporated by reference to the Current Report on Form 8-K filed with the SEC on May 24, 2012.

Forward Looking Statements
The discussion included in this document is intended to provide our current assessment of the potential effects of the HSBC Branch Acquisition on our consolidated financial condition and results of operations. Certain statements under this caption constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which First Niagara Financial Group, Inc. and its subsidiaries operate, projections of future performance and perceived opportunities in the market. Our actual results may differ significantly from the results, performance, and achievements expressed or implied in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which we conduct our operations, fluctuation in interest rates, changes in the credit quality of our borrowers and obligors on investment securities we own, increased regulation of financial institutions or other effects of recently enacted legislation, and other factors discussed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011. First Niagara Financial Group, Inc. does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: August 3, 2012	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)